Exhibit 10.08



                           LEASE


   THIS INDENTURE, made this 31 day of August, A.D. 1989, by and between Cemanudi Associates, an Illinois Limited Partnership, (hereinafter, for convenience, referred to as the "Lessor"), and Nelco Technology, Inc., a corporation organized and existing by and pursuant to the laws of the state of Arizona, (hereinafter, for convenience, referred to as the "Lessee").

                        WITNESSETH:

                         ARTICLE I

THE LEASED PREMISES,
FIXTURES AND EQUIPMENT:

   SEC. 101. THE LEASED PREMISES. That the Lessor, for and in consideration of TEN DOLLARS ($10.00), to it in hand paid by the Lessee, the receipt whereof is hereby acknowledged; and in consideration of the agreements, conditions, covenants and obligations to be kept, fulfilled, observed or performed by the Lessee, does hereby demise and lease, and the Lessee does hereby take and rent from the Lessor, in "As Is" condition and upon the terms herein set forth, approximately 38,311 square feet of land, more specifically described on Exhibit "A" attached hereto, which Exhibit is by this reference expressly made a part hereof, together with a building located thereon containing approximately 13,995 square feet (the "Building") and including all easements, improvements, tenements, appurtenances, hereditaments, fixtures, rights and privileges thereto belonging, or in any way appertaining and subject to any restrictions, easements and encroachments and to any zoning ordinances, laws, rules or regulations of any Public
Authority, now or hereafter in effect, relating to or affecting the Demised Premises; including, without limitation, all those indicated on Exhibit "A".

    The  Demised  Premises are commonly known as  1104  West
Geneva Drive, Tempe, Arizona 85282.

    SEC. 102:1. BUILDING FIXTURES AND EQUIPMENT. All fixtures, machinery and equipment which are necessary to the general operation and maintenance of the Demised Premises and which are now in the Demised Premises, shall be the property of the Lessor, whether owned by Lessor at the commencement of the term, subsequently purchased by Lessor, or purchased by Lessee in accordance with the provisions of this Lease. Without in any way limiting the generality of the aforegoing, all electric power panels, lighting fixtures, plumbing, heating and air-conditioning equipment presently located in the Demised Premises shall be considered necessary to the general operation and maintenance of the Demised Premises.

     SEC.   102:2.     TRADE  FIXTURES.   Only  those  trade
fixtures, machinery, non-structural partitions and other equipment and items which are supplied, installed and used by Lessee in the conduct of its business, including process machinery and equipment, process piping and process electric switch gear (other than replacement of building equipment referred to above), which may hereafter be installed therein, shall be the property of Lessee and may be removed by Lessee at any time prior to or upon termination of the Lease, whether by lapse of time or otherwise; provided the Lessee is not, at any such time, in default of any of the terms or conditions of this Lease. Lessee shall remove, on demand by Lessor and at Lessee's expense, any and all such items at the termination of the Lease term, whether by lapse of time or otherwise, and repair any damage caused by such removal, restoring the Demised Premises to their condition prior to the installation of all such items or any of them.


    SEC. 103. "DEMISED PREMISES" and 'IMPROVEMENTS" DEFINED.
"Demised Premises" shall mean the real estate described in Exhibit "A" and shall include any and all Improvements, now or hereafter, located or constructed thereon.

    "Improvements" shall mean all buildings and all other improvements, (except for Lessee's trade fixtures) now or hereafter located or constructed on the Demised Premises, including, without limitation, the Building, fixtures, other structures and equipment on such premises which are the property of Lessor as above described in Sec. 102:1.


                         ARTICLE 2

TERM POSSESSION:

    SEC.  201. TERM.  The term of this Lease shall be for  a
period  of Five (5) years commencing upon September 1,  1989 and ending at midnight August 31, 1994 subject to the further provisions of this Lease.

    SEC. 202. HOLD-OVER TENANCY. In the event the Lessee remains in possession of the Demised Premises after the expiration of the term of this Lease, or any extension hereof, without written consent of Lessor, the Lessee shall then be obligated to pay double the rate of the then current annual rent as set forth herein, in equal installments on the first day of each calendar month, for so long as the
Lessor is willfully kept out of possession of the Demised Premises. No such payment, nor the acceptance thereof, shall in any way constitute a waiver of the rights of Lessor to dispossess the Lessee and recover possession of the
Demised Premises and the just and former estate of the Lessor and to bring any action for damages suffered by
Lessor  on  account  of  Lessee's  failure  to  vacate   the
Premises.

    Notwithstanding the foregoing, in the event there is a dispute as to the "Market Rental", as such term is hereinafter defined, or if such "Market Rental" has not been determined prior to the time within which Lessee must exercise its second option to extend, as provided in
Schedule 3, Lessee may elect to extend the then term of this Lease one (1) additional month on the same terms and conditions and at the same rental as Lessee is then paying, by notifying Lessor of such election not less than sixty
(60) days prior to the expiration of the Lease.


                         ARTICLE 3

RENTAL:

    SEC.  301.   RENTAL.   The Lessee hereby  covenants  and
agrees with the Lessor, as follows:

    The following terms shall have the following respective meanings for the purpose of this lease:

   (a) Consumer Price Index. The term "Consumer Price Index means the United States All Items Consumer Price Index (1982-1984=100), All Urban Consumer Section, as published by the United States Department of Labor, Bureau of Labor Statistics. If the manner in which the Consumer Price Index is determined by the Bureau of Labor Statistics shall be substantially revised, including without limitation, a change in the base index year, an adjustment shall be made by Lessor in such revised index which would produce results equivalent, as nearly as possible, to those which would have been obtained if such Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publication is discontinued, or otherwise, or if equivalent data is not readily available to enable Lessor to make the adjustment referred to in the preceding sentence, then Lessor will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.

   (b) CPI Adjustment. The term "CPI Adjustment" means the percentage increase, if any, in the Consumer Price Index for the calendar month of July, 1991 over the Consumer Price Index for the calendar month of August, 1989.

   The Lessee hereby covenants and agrees with the Lessor, as follows:

    To take and accept said demise and lease of the Demised Premises on the terms as herein set forth and to pay as Annual Net Basic Rent for said Demised Premises at the following annual rates applicable during the following respective periods:

   (a) During the period beginning on and including September 1, 1989 ("Commencement Date") and ending on and including August 13, 1991, Sixty-three Thousand Eight Hundred Seventeen and 20/100 Dollars ($63,817.20); and

   (b) During the period beginning on and including August 14, 1991 and ending on and including the last day of the term of this lease, an amount equal to the greater of
   (i)  Sixty-three  Thousand Eight  Hundred  Seventeen  and
   20/100 Dollars ($63,817.20) multiplied by the CPI Adjustment, and (ii) Sixty-three Thousand Eight Hundred Seventeen and 20/100 Dollars ($63,817.20).

    Such rental shall be paid in then lawful money of the United States of America in equal monthly installments each in an amount equal to one-twelfth (1/12) of the amount of the Annual Net Basic Rent applicable during such month, to be paid in advance upon the Commencement Date and on the first day of each and every calendar month thereafter during the term hereof to the Lessor at such place as may, from time to time, be designated by them; and in the absence of such designation, at the last known office of the Lessor in Tempe, Arizona. Notwithstanding anything herein to the contrary, (a) if the Commencement Date occurs on a date other than the first day of a calendar month, the amount of the monthly installment of Annual Net Basic Rent payable on the Commencement Date shall be prorated based on the number of days from and including the Commencement Date through and including the last day of such calendar month and a calendar month consisting of thirty (30) days, and (b) if the last day of the term of this Lease occurs on a day other than the last day of a calendar month, the amount of the monthly installment of Annual Net Basic Rent payable on the first day of such calendar month shall be prorated based on the number of days of such month which fall within the term and a calendar month consisting of thirty (30) days.

    It is intended that the rent provided for in this Lease shall be an absolutely net return to Lessor for the term of this Lease, and any renewals or extensions thereof, free of any and all expenses or charges with respect to the Demised Premises including, without limitation, any Taxes and assessments, now or hereafter imposed upon or related to the Demised Premises, commonly known as real estate taxes, general or special or improvement assessments, and any taxes and assessments, whether by way of an income tax or otherwise which may be levied, assessed or imposed by the State in which the Demised Premises are located, or by any political or taxing subdivision thereof, upon the income arising from the rents provided herein in lieu of or as a substitute for taxes or assessments imposed upon or related to the Demised Premises and commonly known as real estate taxes; and that Lessee, and not Lessor, shall be required to, and shall pay, such taxes and assessments, but not to pay any other income tax or gift, estate or fee title transfer tax payable upon transfer of fee title to the Demised Premises which may be levied against the Lessor, or any of Lessor's interest or Mortgage payments, Lessor's expenses in negotiating this Lease, or management fees, if any, paid by Lessor to third parties.

   Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause
Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include but are not limited to; processing and accounting charges and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Demised Premises. Accordingly, if any installment of rent or any other payment due from Lessee shall not be received by Lessor within Ten (10) days after such amount shall be due, Lessee shall pay to Lessor in addition to the amount due, a late charge equal to Ten Percent (10%) of such overdue amount. The parties hereto hereby agree that such late charge by Lessor is a fair and reasonable estimate of the costs Lessor will incur by reason of any such late payment. Such late charge is deemed to be only one of several cumulative remedies available to Lessor hereunder and acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.


                         ARTICLE 4

TAXES, ASSESSMENTS, UTILITY CHARGES,
INSPECTION FEES AND LIENS:

    SEC. 401. TAXES, ASSESSMENTS. The Lessee shall pay as additional rent, during the full term hereof, all taxes; including, without limitation, ad valorem general real estate taxes, installments of assessments, general and special, and all other public charges levied upon or assessed against and properly attributable to the Demised Premises, or any part thereof, or arising by reason of the existence, occupancy, use or possession of the Demised Premises, or the business carried on therein, including, without limitation, the Arizona Rental Income Tax, all of which are hereinafter, collectively referred to as "Taxes", but not to pay any other income tax, or gift, estate or fee title transfer tax payable upon transfer of fee title to the Demised Premises which may be levied against the Lessor.

    The Lessee shall pay to Lessor, contemporaneously with the monthly rent payments One Twelfth (1-12th) of the estimated annual Taxes, such estimate to be made by Lessor. Upon receipt of the real estate tax bills each year the Lessor will make payment thereof prior to delinquency and promptly provide Lessee with a copy of the receipted tax bill.

    Adjustments of amounts (credit or debit) shall be made between the parties within thirty (30) days of the receipt by Lessor, of any such bill. All Taxes shall be prorated for the first and last years of the term hereof and any extension or renewal thereof. Proration with respect to the Taxes for the last year of the term shall be made on the basis of the last available tax bill, provided, however, that upon receipt of the tax bill an appropriate adjustment shall be made.

    SEC. 402. UTILITY CHARGES. Lessee shall secure service and pay all charges for water, electricity, gas, telephone and any and all other utility services furnished to the Demised Premises.

    The Lessor, the Public Authorities and the.Utilities servicing or located on the Demised Premises shall, at all reasonable hours, by its or their agents or employees, have the right to install, repair and replace the utility conduits, meters and other facilities located on the Demised Premises; it being understood and agreed, however, that the Lessor shall not be liable for the care, upkeep or maintenance of such facilities.

    SEC. 403. LICENSES, PERMITS AND FEES. All licenses, permits and fees of any kind or character whatsoever, imposed on the Demised Premises or the use and operation thereof by the City, County, State or Federal Government, or any other governmental unit or Public Authority or for inspection of the Demised Premises, or any part thereof during the term hereof, shall be paid promptly by Lessee prior to delinquency.

    SEC. 404. MECHANIC'S LIENS. Lessee shall not permit any liens to stand against the Demised Premises for any labor or material in connection with work of any character' performed or claimed to have been performed on the Demised Premises at the direction or sufferance of Lessee (except work done by Lessor), whether such work was performed or furnished prior to, or subsequent to the commencement of the term of this Lease.

    In the event of any such lien attaching to the Demised Premises, Lessee will promptly notify Lessor of such event and Lessee will pay off the same and have such lien released of record within Thirty (30) days of the filing of such lien of record.

    SEC. 405. PAYMENT BY LESSOR. If at any time, any tax, assessment, charge, rate, fee or inspection fee, generally or specifically charged or assessed against and properly attributable to said Demised Premises shall become due or payable and the Lessee shall not pay the same, or have paid same to Lessor or, in the event any lien for labor or material shall not be released of record by Lessee within Thirty (30) days of the filing of such lien of record, the Lessor may, at its option, pay the same at any time thereafter without inquiring into the validity thereof whether or not Lessee has failed to pay such amount or Lessee has paid such amount to Lessor, and the amount of any and all such payments so made by the Lessor (with interest thereon at Eighteen Percent (18%) per annum from and after the date any such payment was paid by Lessor) shall be and hereby is declared to be so much additional and further rent for the Demised Premises, due from and payable by the Lessee with the next installment of rent and may be collected in the same manner as other rents due hereunder; provided, however, that subject to the further provisions hereinafter set forth, Lessee shall have the right, at Lessee's expense, to contest in good faith the validity of any Taxes, assessments, charges, liens, rates or fees so specifically charged or assessed against the Demised Premises; provided, however, that Lessee notifies Lessor in writing of Lessee's intention to so contest within Thirty (30) days in advance of the date such Taxes, assessments, charges, liens, rates or fees charged or assessed against the Demised Premises were due and payable; and further provided that such contest is commenced within Thirty (30) days of the date of such notice.

    SEC. 406. CONTEST. In the event Lessee desires to contest any Taxes, assessments, charges, liens, rates or fees herein provided, it shall do so by paying the amounts under protest, or shall provide for the payment thereof, together with all penalties, interest, costs and expenses, by the deposit of a sufficient sum of money to be held in escrow by Lessor or, at the option of Lessor, by a good and sufficient undertaking as may be required or permitted by law, all to the end that no delinquency or proceedings based upon delinquency shall in anywise affect the title or interest of Lessor in the Demised Premises.

    Lessee agrees that it will prosecute any such contest with due diligence and in the event any such contest be adjudicated adversely to Lessee, that Lessee will, within Thirty (30) days after final determination, or within the time provided for in such adjudication, whichever is sooner thereof, pay the full amount of any such Taxes, assessments, charges, liens, rates or fees, or other obligations not paid by Lessee to Lessor which may have been the subject of such contest as so determined, together with all interest and penalties, costs and charges which may be payable in connection therewith and satisfy and cause the release of the same of record.


    Lessee shall keep the Lessor notified, from time to time throughout the period of its pendency, as to the progress and status of any such contest. If a final determination is not had within Three (3) years from the date of instituting any such contest, or in the event of any default of the Lessee, pursuant to the terms of this Lease, Lessor at its option, may pay out of any funds held in escrow for any such Taxes, assessments, charges, liens, rates or fees which may be under contest, together with all penalties, interest charges and other expenses whatever in connection with such contest and Lessee shall immediately upon written demand from Lessor, terminate any such contest.

    In the event the funds so held are insufficient to pay and satisfy the same, Lessor, at its option, may pay any deficiency and any amount so paid will be reimbursed by Lessee as additional rent due hereunder, promptly upon demand, notwithstanding any previous termination of the term of this Lease by lapse of time or otherwise, with interest at Eighteen Percent (18%) per annum from the date of expenditure by Lessor.

   Nothing contained in this agreement shall be construed to authorize Lessee to create or incur on behalf of Lessor any liability, indebtedness or obligation whatsoever. Anything herein to the contrary, notwithstanding, Lessee shall defend, completely indemnify and hold Lessor forever harmless from any and all consequences of any such Taxes, assessments, charges, liens, rates or fees, or any contest thereof which were the obligations of Lessee to pay hereunder.


                         ARTICLE 5

INSURANCE:

    SEC. 501. PROPERTY INSURANCE. The Lessee covenants and agrees that immediately upon the commencement of the term hereof, Lessee will cause, at Lessee's expense, the Building and, Improvements placed on the Demised Premises by the Lessor, including any and all additions thereto, to be insured for full replacement cost against loss or damage by fire, lightning and other casualty covered by the provisions of endorsements for Extended Coverage and Special Extended Coverage, to include the peril of collapse, vandalism and malicious mischief, replacement cost, and will keep insurance to the full replacement value, from time to time, of the Building and Improvements placed on said Demised Premises by Lessor, including any and all additions thereto, in full force and effect during the term hereof so long as this Lease is in effect, including all extensions hereof.

    No such policy of insurance shall include either the contents of the Building located on the Demised Premises or any other property of the Lessee or any third party except as a separate stated item of insurance, separate and in addition to the coverage which shall apply exclusively to Lessor's Building and other Improvements owned by Lessor. All such policies shall provide that Lessor and any Mortgagee(s) shall be the insureds as their interests appear, and shall further provide that any loss shall be payable to Lessor and any Mortgagee(s) notwithstanding any act or omission of Lessee which might otherwise result in a forfeiture or reduction of said insurance.

   In addition, Lessee shall maintain steam boiler insurance in such amounts as Lessor may from time to time reasonably require on all steam boilers, pressure boilers or such apparatus as Lessor may deem necessary to be covered by such insurance, if any.

    The Lessee will not place, nor permit to be placed, any other policies of insurance upon the Building or other Improvements placed upon Demised Premises by Lessor without advance written permission of Lessor and without Lessor and Lessor's Mortgagee(s) as a named insured, provided, however, that nothing herein shall be construed as limiting in any way the manner in which Lessee insures its personal property and trade fixtures placed within the Demised Premises.

     SEC. 502. PUBLIC LIABILITY INSURANCE. Lessee, at Lessee's expense, and for mutual benefit of the Lessor any Mortgagee(s) and the Lessee, shall maintain Comprehensive Public Liability Insurance, covering the Demised Premises in an amount not less than ONE MILLION DOLLARS ($1,000,000). Such insurance shall include the following coverages: premises/operations, independent contractors, personal injury, broad form property damage and contractual liability.

    SEC. 503. INSURANCE GENERALLY. All insurance policies shall be with companies reasonably satisfactory to Lessor and shall provide for at least Thirty (30) days mandatory advance written notice to Lessor before cancellation, reduction or other amendment and the property policies shall contain a standard mortgage clause. Certificates evidencing such insurance shall be delivered by Lessee to Lessor at the commencement of the term of this Lease and all subsequent amendments and endorsements shall be promptly delivered to Lessor. Statements for premiums on such policies shall be sent to and paid by Lessee.

    In the event Lessee shall refuse or fail to provide the insurance coverage herein required or to provide evidence of such coverage as herein described, the Lessor may, at its election, but with no obligation so to do, procure and, from time to time, renew such insurance and all amounts expended therefor with interest thereon at Eighteen Percent (18%) per annum from the respective dates of such expenditures shall be so much additional rent hereunder due from the Lessee on demand.

    Lessee agrees to indemnify the Lessor for any loss suffered as the result of the exercise of any deductible feature that may be incorporated in the insurance contract and Lessor hereby reserves the right to disapprove the amount and provisions of any such deductible feature. Lessee agrees to be a self insurer as to such deductible amounts and further agrees to pay such amounts to Lessor in the same manner as though such insurance policies did not contain deductible provisions.


                         ARTICLE 6

USE MAINTENANCE AND CONDITION OF
THE DEMISED PREMISES:

    SEC. 601. DEMISED PREMISES. Lessee shall not breach or suffer the breach of any of the conditions, agreements and restrictions of record affecting the Demised Premises and shall defend, completely indemnify and hold Lessor forever harmless from all consequences of any such breach.

    Lessee may use and occupy the Demised Premises for light manufacturing (including mass lamination, manufacturing of copper clad boards, printing and etching of copper clad laminated boards and the manufacturing of prepreg), storage, assembly, distribution and for offices in connection therewith; provided, however, that Lessee shall strictly comply with all present and future laws, ordinances and regulations of public authorities, as well as all insurance underwriting and inspection and rating requirements, now or hereafter in any manner affecting the use of the Demised Premises, the sidewalks, alleys, driveways and parkways adjacent thereto, if any, or any Building thereon, or the use thereof. Lessee shall not permit any unlawful occupation, business, trade or nuisance to be conducted on the Demised Premises, or any use to be made thereof contrary to any law, ordinance or regulation. Without in any way limiting the generality of the aforegoing, Lessee will not, at any time, store any material or equipment of any kind or character outside the Building(s) located on the Demised Premises except in strict compliance with all applicable ordinances, laws or regulations of any governmental unit or other public authority having jurisdiction.



    Lessee, at the sole cost and expense of Lessee, shall have the right to contest the validity of any such rules, laws, ordinances or regulations affecting the use of the Demised Premises; provided, however, in any event, that Lessee shall defend, completely indemnify and hold the Lessor forever harmless from all consequences of any such contest and the violation of any such rule, law, ordinance or regulation.

    Lessee will not use or permit to be used upon or in said Demised Premises or any Building thereon anything that will invalidate any policy of insurance at any time insuring the Demised Premises, or any Building(s) or Improvements thereon, nor shall Lessee permit any dangerous condition to exist on the Demised Premises for which appropriate and sufficient safeguards in compliance with all applicable laws have not been taken.

    Lessee shall not cause or suffer any signs to be erected upon the Demised Premises, nor upon any Building(s) or Improvements located thereon without the prior written approval of Lessor, which shall not be unreasonably withheld.

    Anything herein to the contrary, notwithstanding, Lessee shall not at any time overload any structural member (including, by way of illustration and not limitation, all roofs, columns, walls, beams, trusses and floors) of the Building located on the Demised Premises; nor shall Lessee cause or suffer the demolition of the Building(s) or Improvements, or any part(s) thereof (except as provided in Sec. 603) without the prior written approval of Lessor.

    The Lessee further covenants and agrees that the entry into occupancy of the Demised Premises by the Lessee shall constitute an acknowledgment that the same and the Building(s) and Improvements thereon have been received by the Lessee in good condition and repair, subject to the warranties set forth herein.

    SEC 602. ENVIRONMENTAL PROVISIONS. As used herein, the term "Environmental Laws" includes all statutes, regulations, ordinances and orders, federal, state and local, including, but not limited to, Title 49 of the Arizona Revised Statutes, which concern the regulation or protection of the human health or the environment, including the ambient air, surface water, groundwater, and surface and subsurface land use, and any regulations promulgated thereto. The term "Regulated Substance" includes, but is not limited to, any and all hazardous substances, hazardous wastes, toxic substances or hazardous materials defined or regulated by the Environmental Laws including but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.) and the Arizona Environmental Quality Act (A.R.S. 49-201, et seq.) and any rules, regulations and guidelines adopted thereto.

    Lessee shall immediately notify Lessor in writing of any
(a) correspondence or communication from any entity, governmental or private, regarding an actual, potential, or alleged violation of Environmental Laws, and (b) any event or change mi Lessee's operation of the Demised Premises that will change Lessee's or Lessor's obligations or liabilities under the Environmental Laws.

    Lessee shall, at Lessee's own expense, comply with all existing and hereinafter enacted Environmental Laws, and any amendments thereto, affecting Lessee's operation and use of the Demised Premises and Lessee's use, storage and disposal of Regulated Substances. Lessee shall obtain, prior to the commencement of the Lease, all permits, licenses and other authorizations required under the Environmental Laws.




    Lessor or Lessor's duly-authorized representative shall have the right to enter the premises at all reasonable times to determine whether Lessee is in compliance with this Section. Lessee's failure to abide by the terms of this Section shall be restrainable by injunction and may result in termination of the Lease, at Lessor's sole discretion.

    Lessee shall defend, indemnify and hold harmless Lessor, its agents, successors and assigns, from and against any claims demands, penalties, fines, liabilities (whether governmental or private), settlements, damages, costs, or expenses (including, without limitation, attorney's and consultants' fees, court costs, and litigation expenses), arising out of or in any way related to (a) the presence, use, generation, storage, treatment, disposal, release or threatened release of any Regulated Substance that is on, from, or affecting the human health or environment, whether or not previously disclosed to Lessor; (b) any personal injury (including wrongful death) or property damage of any kind arising out of or related to a Regulated Substance: or
(c) any violation of any Environmental Law; provided, however, that such events described in clauses (a), (b) or
(c) of this sentence are directly caused by or directly attributable to the acts or omissions of Lessee, its agents, and contractors. The provisions of this Section and this indemnification shall be in addition to any other obligations and liabilities Lessee shall have to Lessor at law or in equity and shall survive the termination of this Lease.

    SEC. 603. MAINTENANCE. The Lessor warrants that the foundation, exterior bearing walls, and wood roof structure shall be free from defects in material and workmanship until such times as any of these structural systems have been altered or modified by Lessee. In the event, of the occurrence of any such defect during the warranty period and upon receipt of written notice from Lessee, Lessor shall promptly commence and diligently prosecute to completion such repairs as are necessary to correct such defect. Except for the aforegoing Lessor warranties, Lessee shall maintain and preserve the Demised Premises, including, without limitation, the interior and exterior of the Building thereon in good and clean condition making all repairs, replacements and restorations necessary for such maintenance and preservation: including, without limitation, tuckpointing, painting, glass replacement, glazing, caulking and the repair, replacement and restoration of the roof covering, docks, landscaping and, parking areas. All repairs, replacements and restorations shall be in quality at least equal to the original construction.

    Notwithstanding anything herein to the contrary, on or before each anniversary date of this Lease or extension thereof, Lessee shall deliver to Lessor written evidence satisfactory to Lessor that the roof of the building on the Demised Premises has been serviced by a roofing contractor licensed by the State of Arizona and satisfactory to Lessor.

    At the termination of this Lease, by lapse of time or otherwise, Lessee shall deliver the Demised Premises to the Lessor in good condition and repair as obtained therein at the commencement of the term of this Lease subject, however, to the loss or damage due to any casualty to the extent actually recovered by Lessor under insurance policies to be obtained and maintained by Lessee as herein set forth and normal wear and tear. Anything herein to the contrary, notwithstanding, Lessee will not suffer any waste t@-occur on the Demised Premises and will make every reasonable effort to prevent the Demised Premises from falling into disrepair; including, without limitation, the prompt performance of all repair, replacement and restoration obligations of Lessee as herein set forth.

    SEC. 604. ALTERATIONS. Lessee shall make no alterations to the Demised Premises without prior written approval of Lessor which shall not be unreasonably withheld provided, however, Lessee shall make no material alterations to the Demised Premises (including roof, floor, and structural wall penetration). Lessee shall remove, on demand by Lessor and at Lessee's expense, any and all alterations at the termination of this Lease, whether by lapse of time or otherwise, and shall repair any damage caused by such removal, restoring the Demised Premises to their condition prior to the making of any such alteration(s), or any of them.

    Any and all alterations, additions and improvements made to or placed upon the Demised Premises by the Lessee, or suffered by Lessee to be made to or placed upon the Demised Premises, as well as all fixtures and articles of personal property attached to or made a part of the Demised Premises, which Lessee has not removed or been required to remove by Lessor, shall immediately become the property of the Lessor at the termination of this Lease and shall be surrendered to the Lessor.

    Subject to the provisions hereinabove set forth, the Lessee may expend such additional sums of money upon the Demised Premises, the Building and Improvements on said
Demised Premises as the Lessee may desire, with the full understanding that such additional sums so paid shall not be deducted from or set off against any rents or other payments due hereunder.,

    SEC. 605. LESSORS RIGHT TO INSPECT AND REPAIR. Lessor, its agents and employees shall have the right, at any reasonable time after notice to Lessee, to enter upon the Demised Premises to inspect the same in the presence of an agent of Lessee and Lessee agrees to make such agent available. In the event Lessee fails to commence such repairs, replacements or restorations as are necessary to maintain the Demised Premises in good condition, within Thirty (30) days after notice from Lessor or fails to diligently prosecute the same to completion, the Lessor, at its option, but without any obligation so to do, may make such repairs, replacements, or restorations, and amounts expended for such work by the Lessor shall be reimbursed by the Lessee as additional rent due hereunder, promptly on demand, together with interest at Eighteen Percent (18%) per annum from date of expenditure.

    Anything herein to the contrary, notwithstanding, Lessor shall have the right, at any time, to enter upon the Demised Premises, but without any obligation so to do, in order to effect any repair, replacement or restoration of an emergency nature and Lessee shall reimburse Lessor as additional rent due hereunder, promptly upon demand, for expenditures incurred for such work and if Lessee denies Lessor such access, Lessee agrees to defend, indemnify and hold forever harmless the Lessor from and against any and all liability, fines, suits, claims, demands, actions, causes of action, losses, costs, damages, judgments and expenses of any kind or character, name or nature due to or arising directly or indirectly out of such emergency.

                         ARTICLE 7

INDEMNIFICATION AND HOLDING
HARMLESS OF LESSOR:

    SEC. 701. INDEMNIFICATION. To the extent permitted by law, Lessee shall defend, completely indemnify and hold forever harmless the Lessor from and against any and all liability, fines, suits, claims, demands, actions, causes of action, losses, costs, damages, judgments and expenses of any kind or character, name or nature, due to or arising out of:

        (a) Any breach, violation or non-performance of any covenant, obligation, condition or agreement in this Lease set forth and contained on the part of the Lessee to be fulfilled, kept, observed or performed; and/or

        (b) any damage to, loss or destruction of any property arising directly or indirectly out of Lessee's use and occupancy of the Demised Premises, except for any such damages, losses or destruction resulting from or attributable to the breach of the warranty contained in the first sentence of Section 603 hereof; and/or

        (c) any injury to any person(s), including death, resulting at any time therefrom, occurring in or about the Demised Premises and/or the sidewalks, drive and alleyways, pkways, if any, and any and all other appurtenances thereunto appertaining arising directly or indirectly out of

             Lessee's use and occupancy of the Demised Premises, except for any such injuries or deaths resulting from or attributable to the breach of the warranty contained in the first sentence of Section 603 hereof.

    In the event the Lessor is made a party to any action or proceeding which Lessee is required to defend pursuant to the provisions of this Lease, the Lessor shall have the right to appear and to take part in any such action or proceeding by legal counsel of Lessor's choice at Lessor's cost and expense.

    Lessee and Lessor hereby agree to completely indemnify the prevailing party as to an costs and expenses incurred to enforce any of the terms, provisions, conditions or covenants of this Lease; including, but not limited to, reasonable attorney's fees.

    Nothing herein shall be construed as obligating the Lessee to indemnify or hold harmless any party, from and against the consequences of willful or negligent acts or omissions of the party to be indemnified.

    SEC. 702. LOSS OF PROPERTY. Anything in this Lease to the contrary notwithstanding Lessee agrees that under no circumstances shall Lessor be liable to Lessee or to any third party for any loss of, destruction of, damage to or shortage of any property other than that directly or indirectly caused by defects, latent or otherwise, warranted herein by Lessor; including, by way of illustration and not limitation, equipment or inventory placed on the Demised Premises or suffered to be placed thereon by Lessee, it being the intention of the parties hereto that the risk of any and all such loss, destruction, damage or shortage shall be borne by Lessee and Lessee agrees to defend, completely indemnify and hold Lessor forever harmless from and against any and all liability, suits, claims, demands, actions causes of action, losses, costs, damages, judgments and expenses if any arising out of such loss, destruction, damage or shortage.


                         ARTICLE 8

DAMAGE OR DESTRUCTION
OF BUILDINGS:

    SEC. 801. DAMAGE OR DESTRUCTION OF BUILDINGS. If any Building or Improvements placed by the Lessor on the Demised Premises shall be injured or destroyed by fire or other casualty insured against pursuant to the terms of this Lease, the Lessor will, with due diligence and dispatch, proceed to collect the insurance thereon and if the Lessor elects to repair or restore such Building, the Lessor will apply the insurance monies derived from said policies to such repair and restoration.

    In the event that the monies realized from the insurance policies shall not be sufficient to restore such Building and/or Improvements to their condition immediately prior to such fire or other such casualty, the Lessor may, at the option of Lessor, advance the additional funds necessary therefor, and to the extent that the insufficiency of the insurance proceeds was due to the failure of Lessee to comply with the provisions of this Lease and to the extent of any deductible feature in the insurance coverage to be provided by the Lessee, the Lessee covenants and agrees to repay any such advance to the Lessor as additional rent due hereunder, promptly upon demand, with interest at the rate of Eighteen Percent (18%) per annum from the date of such expenditure.

    In the event Lessor does not elect to repair or restore such Building and/or Improvements within Thirty (30) days after such a casualty, such election to be evidenced by written notice to Lessee within said time period, or if the repair or restoration cannot reasonably be accomplished within a period of one hundred twenty (120) days after such casualty, then in either of such events this Lease and the term hereof, may be terminated and cancelled at the election of either party hereto, provided written notice is given to the other party within Ten (10) days after the expiration of the last aforementioned such Thirty (30) day period. Absent such timely notice this Lease shall remain in full force and effect.

                         ARTICLE 9

RENT ABATEMENT
BECAUSE OF DAMAGE:

   SEC. 901. RENT ABATEMENT BECAUSE OF DAMAGE. In the event the Building and/or Improvements on the Demised Premises shall be damaged by fire or other casualty covered by the provisions of the insurance policies then in effect as provided for herein, the Lessee shall not be required to pay rent on any untenantable portion of said Building and the rental reserved hereunder shall be reduced to the proportion that the square foot area of the Building remaining tenantable bears to the total square foot area of the original Building. Such rental shall be increased pro rata, from time to time, if and when additional areas of the Building are returned to tenantable condition.


                         ARTICLE 10

CONDEMNATION:

   SEC. 1001. AWARD. In the event the Demised Premises, or any part thereof, shall be condemned or taken for a public or a quasi-public use, or is sold by Lessor under threat of condemnation, any award made or sales price paid to compensate for the value of the Demised Premises, Building(s) and Improvements thereon, or for damages to the remainder thereof shall be paid to the Lessor and Lessee shall have no claim thereto and the Lessee hereby irrevocably assigns and transfers to the Lessor any right to any such compensation or damage awards, providing, however, that Lessee shall have the right to prove in the proceeding and to receive any award which may be made for damages for or condemnation of Lessee's personal property, including movable trade fixtures and equipment and relocation costs.

    In the event any or all of the Demised Premises shall be so condemned or taken, the Lessee shall execute and deliver to Lessor, promptly on demand, all documents necessary and proper to evidence the termination of the interest of the Lessee in and to the Demised Premises and this Lease, including, without limitation, a recordable release and cancellation of this Lease and a quit claim deed. The failure of the Lessee to so execute and deliver such documents shall in no way affect such termination of this Lease and the interest of the Lessee in and to the Demised Premises.

    SEC. 1002. REMAINDER SUSCEPTIBLE OF OCCUPANCY. In the event a part of the Demised Premises remains which is susceptible of occupation for the uses set forth herein, this Lease shall, as to the part so taken, terminate as of the date title shall vest in the condemning authority and the rent payable hereunder shall be adjusted so that the Lessee shall be required to pay for the remainder of the term only such fractional portion of such rent as the area of the part of the building located on the Demised Premises remaining after condemnation bears to the area of said Building as of the date of condemnation: and in such event, this Lease shall remain in full force and effect and the Lessor shall promptly commence and diligently prosecute to complete the restoration of the Building so that it shall again constitute a complete architectural unit but the Lessee shall be required to pay only that fractional portion of the rent as is provided for hereinabove in this Sec. 1002.

   In the event the Lessor does not so terminate this Lease, this Lease shall remain in full force and effect and the Lessor shall promptly commence and diligently prosecute to completion the restoration of the Building so that it shall again constitute a complete architectural unit but the Lessee shall be required to pay only that fractional portion of the rent as is provided for hereinabove in this SEC. 1002.

    SEC. 1003. REMAINDER NOT SUSCEPTIBLE OF OCCUPANCY. In the event all of the Demised Premises, or such part thereof be taken or condemned so that there does not remain a portion susceptible for occupancy for the uses set forth herein, this Lease shall terminate upon the date the title to the part taken vests in the condemning authority and Lessee's obligation to pay rent or to discharge any other obligation hereunder, other than the payment of money then due and damages arising out of any breach of the covenants, conditions or terms hereof by the Lessee, shall cease.

    Notwithstanding anything herein to the contrary, the Demised Premises shall not be deemed tenantable in the event more than twenty-rive percent (25%) of the area of the Building located on the Demised Premises is taken or condemned.

                         ARTICLE 11

DEFAULT, BANKRUPTCY

    SEC. 1101. DEFAULT, BANKRUPTCY. It is mutually agreed and understood by and between the parties hereto that in the event during the term of this Lease, regardless of the pendency of any bankruptcy, insolvency, receivership or reorganization proceedings, in law, equity or before any administrative tribunal, or any other governmental entity which has been prevented or which might prevent compliance by Lessee with the terms or provisions of this Lease:

        (1) Lessee shall default in the payment of any installment of rent or other payment required to be made by Lessee pursuant to the provisions of this lease and such default shall continue for Ten (10) days after notice of such default from Lessor provided however that in the event Lessor has had to give Lessee notices of such default more than twice in any twelve (12) consecutive month period, this notice requirement shall thereupon terminate and Lessee shall be in default after the expiration of any such ten (10) day period regardless of lack of notice from Lessor; or

        (2)  Lessee shall make default in the provisions  of
        any of the agreements, conditions, covenants or obligations hereunder. to be kept, fulfilled, observed or performed by the Lessee and such default shall not be cured within Thirty (30) days after notice of such default from Lessor to Lessee;

               Anything hereinabove to the contrary, notwithstanding, as to any such default except the payment of any rent or other monies reserved herein, in the event the Lessee shall, within said Thirty (30) day period, commence the cure of such default and diligently pursue to completion any such cure as soon as reasonably practicable, the Lessor may not declare the term ended and this Lease terminated and cancelled; or

        (3) if any voluntary petition or similar pleading under any bankruptcy act or any federal or state law seeking reorganization or arrangement with creditors or adjustment of debts is filed by or against Lessee, or if any such petition or pleadings is involuntary and Lessee is not discharged thereof within Thirty (30) days after the date of its filing; or

        (4) if Lessee admits its inability to pay its debts or if a receiver, trustee or other appointee of a court, administrative tribunal or other public authority is appointed for all or a substantial part of Lessee's property and if such appointment is not vacated within Thirty (30) days after being made; or


        (5) if the leasehold interest of Lessee is levied upon or attached by process of law, and such levy or attachment is not released of record within Thirty (30) days; or

        (6) if Lessee makes an assignment for the benefit of creditors, or if any proceedings are filed by or against Lessee to declare Lessee insolvent or unable to meet its debts and such proceedings are not discharged within Thirty (30) days after the date of their filing; or

        (7) if a receiver or similar type of appointment or court appointee or nominee of any name or character is made for all or a substantial part of Lessee's property and if such receiver is not discharged within Thirty (30) days after appointment;

then, in any such event, Lessor shall have the right, at any time thereafter (but prior to any timely cure as hereinabove provided), with or without notice to avail itself to any or all of the following remedies, (a) to lock the doors of the Demised Premises and exclude Lessee therefrom; (b) to retain or re-enter and take complete possession of the Demised Premises pursuant to Landlord's statutory lien; (c) to remove all persons and all of Lessee's property therefrom;
(d) to terminate this Lease forthwith; (e) to@sue for the rent due and to become due under this Lease; (f) to sue for-any damages sustained by Lessor and/or (g) to keep this Lease in full force and effect reletting the Demised Premises on such terms and conditions as Lessor may deem appropriate without prejudicing Lessor's rights to recover past and future rents or other obligations of Lessee hereunder.

    Anything herein to the contrary, notwithstanding any payment of rent or any other payment to be made by the Lessee to Lessor, pursuant to the provisions of this Lease, shall bear interest at the rate of Eighteen Percent (18%) per annum from the date payment was due.

    In the event the right, title and interest of Lessee in and to the Demised Premises and this Lease is terminated, whether by lapse of time or otherwise, the Lessee shall execute and deliver to Lessor, promptly on demand, all documents reasonably requested by Lessor to evidence such termination: including, without limitation, a recordable release and cancellation of this Lease and a quit claim deed. The failure of Lessee to so execute and deliver such documents shall in no way affect the termination of this Lease and the interest of the Lessee in and to the Demised Premises.
    SEC. 1102. NO WAIVER. No waiver by Lessor of any default by the Lessee of any of the obligations, agreements, conditions or covenants on the part of the Lessee to be fulfilled, kept, observed or performed hereunder shall be a waiver of any subsequent default or of any other obligation, agreement, condition or covenant, nor shall any forbearance by Lessor to seek a remedy for any default by Lessee be a waiver by Lessor of any of the rights and remedies available to Lessor hereunder or by law granted or permitted, with respect to such or any subsequent default.



                         ARTICLE 12

TRANSFER, ASSIGNMENT, SUBLEASE

    SEC. 1201. TRANSFER, ASSIGNMENT, SUBLEASE. The Lessee may not assign, transfer, mortgage or pledge this Lease or the interest of the Lessee herein or hereunder or sublet Demised Premises or any portion thereof, without, in each case, the prior written consent of the Lessor which shall not be unreasonably withheld. Any purported assignment, mortgage, transfer, pledge or sublease without the prior written consent of the Lessor which shall not be unreasonably withheld. Any purported assignment, mortgage, transfer, pledge or sublease without the prior written consent of Lessor shall be absolutely null and void and of no legal force or effect.

    SEC. 1202. INCREASED RENT TO LESSOR. As a condition precedent to the approval of any sublease, assignment or any other type of transfer by the Lessee to any third party of all or a portion of its interest in and to the Demised Premises pursuant to the provisions of this Lease, Lessee agrees that it will pay to the Lessor, contemporaneously with the rental payments due hereunder, Fifty Percent (50%) of any increased economic benefit received by Lessee, including, without limitation, rent in excess of the rent reserved herein and in the event less than all of the Demised Premises are so subleased, assigned or transferred in any way, the Lessee shall pay to the Lessor Fifty Percent (50%) of any increase in the square foot rate of rent paid to Lessee by any third party. Lessee shall also increase any security deposit required hereunder to the amount of a full month's rent.

    The rent that Lessee pays to the Lessor for the purpose of this, Section 1202. shall be calculated by dividing the monthly rent reserved herein by the square foot area of the building located on the Demised Premises as stated hereinabove.

    SEC. 1203. MAINTENANCE, REPAIR, AND RESTORATION UPON ASSIGNMENT OR SUBLETTING. As a condition precedent to Lessor's consent to any assignment or subletting of this Lease or all or any part of the Demised Premises Lessor may at it's sole discretion require Lessee to undertake any deferred maintenance and to make all repairs and restorations which are the obligations of Lessee under this Lease prior to the effective date of any such assignment or sublease in the same fashion as could be required at the expiration of this Lease Term.

    SEC. 1204. LESSOR MAY SELL, MORTGAGE, TRANSFER OR ASSIGN. Lessor shall have the right to sell, mortgage, pledge, hypothecate or in any other manner transfer or assign the interest of the Lessor in the Demised Premises and/or in the Lease, subject to all of the covenants and conditions of and Lessee's rights under this Lease. The term "Lessor", as used in this Lease, means only the owner for the time being of the Demised Premises and in the event of any sale, conveyance or other transfer of the Demised Premises, or the interest of Lessor in the Demised Premises, the Lessor shall upon purchaser's assumption, be and hereby is entirely freed of all covenants and obligations of Lessor hereunder arising after the date of such sale, transfer assignment or conveyance. This Lease shall not be affected by any such sale and Lessee agrees to attorn to the purchaser or assignee.

    SEC. 1205. SUBORDINATION. This Lease shall be subject and subordinate to the lien of any mortgage or mortgages which at any time may be placed upon the Demised Premises by Lessor, its successors or assigns, and to any replacements, renewals or extensions thereof, provided that the holder of the encumbrance agrees to recognize for itself and its successors, and assigns, Lessee's rights hereunder notwithstanding any foreclosure. Lessee agrees, at any time hereafter, on demand, to execute and deliver any instruments, releases or other documents that may be required for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or mortgages subject to the provisions set forth above.

    SEC. 1204. LESSOR MAY SELL, MORTGAGE, TRANSFER OR ASSIGN. Lessor shall have the right to sell, mortgage, pledge, hypothecate or in any other manner transfer or assign the interest of the Lessor in the Demised Premises and/or in the Lease, subject to all of the covenants and conditions of and Lessee's rights under this Lease. The term "Lessor", as used in this Lease, means only the owner for the time being of the Demised Premises and in the event of any sale, conveyance or other transfer of the Demised Premises, or the interest of Lessor in the Demised Premises, the Lessor shall upon purchaser's assumption, be and hereby is entirely freed of all covenants and obligations of Lessor hereunder arising after the date of such sale, transfer assignment or conveyance. This Lease shall not be affected by any such sale and Lessee agrees to attorn to the purchaser or assignee.

    SEC. 1205. SUBORDINATION. This Lease shall be subject and subordinate to the lien of any mortgage which at any time may be placed upon the Demised premises by Lessor, its successors or assigns, and to any replacements, renewals or extensions thereof, provided that the holder of the emcumbrance agrees to recognize for itself and its successors, and assigns, Lessee's rights hereunder notwithstanding any foreclosure. Lessee agrees, at any time hereafter, on demand, to execute and deliver any instruments, releases or other documents that may be required for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage or mortgages subject to the provisions set forth above.

    SEC. 1206. LESSEE'S ESTOPPEL LETTER. Lessee agrees at any time and from time to time upon not less than Ten
(10) days prior written request by Lessor to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications that the same is in full force and effect as modified and stating the modifications), and the dates to which the basic rent and other charges have been paid in advance, if any, and all of the defaults of Lessor hereunder, if any, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee or mortgagee or assignee of any mortgage upon the fee of the Demised Premises.


                         ARTICLE 13

MISCELLANEOUS:

    SEC.  1301.     NOTICES.  Any notice provided for herein
shall be given by registered or certified mail addressed, if to Lessor, as follows:

   Cemanudi Associates
   3225 S. Hardy Drive, Suite 105
   Tempe, Arizona 85282

with a copy to:

   Cemanudi Associates
   One First National Plaza
   Chicago, Illinois 60603
   Attention:     Law Department

and if to Lessee, as follows:

   Nelco Technology, Inc.
   1130 West Geneva Drive
   Tempe, Arizona 85282
   Attention:     President




with a copy to:

   Park Electrochemical Corporation
   5 Dakota Drive
   Lake Success, New York 11042
   Attention: General Counsel


    SEC. 1302.     CHANGE OF ADDRESS.  The person and places
to which notices or payments are to be mailed may be changed, from time to time, by Lessor or Lessee upon written notice to the other.

    SEC. 1303.     MODIFICATION.  This Lease may be modified
only by written agreement signed by Lessor and Lessee.

    SEC.  1304.      DESCRIPTIVE HEADINGS.  The  descriptive
headings and index of this Agreement are inserted for convenience in reference only and do not constitute a part of this Agreement.

    SEC. 1305. SUCCESSORS AND ASSIGNS. This Lease and the covenants, terms, conditions and Provisions hereof, shall be binding upon the respective parties hereto and upon their respective successors, assigns and personal representatives  and  shall inure to  the  benefit  of  said respective parties hereto and their said respective successors, assigns and personal representatives.

    Wherever in this Lease a reference to any of the parties hereto is made, such reference shall be deemed to include, wherever applicable and even though not expressly stated, also a reference to the successors, assigns and personal representatives of such party, as the case may be, the same as if in every case expressly stated.

   The phrase "successors and assigns" is used in this Lease in its broadest possible meaning and includes, in addition to administrators, trustees and conservators; every person, firm, corporation or other entity succeeding to the interest in or to this Lease, or any part thereof, or in or to any real estate, or any part or portion thereof, described or referred to herein or any part hereto, or of any of the successors or assigns of any such party, whether such succession results from the act of a party in interest, occurs by operation of law or is the effect of the operation of law together with any act(s) of any such party or parties.

    SEC. 1306. ENTRY TO SHOW PREMISES. Lessor, its agents or assigns may, from time to time, during the term of this Lease, and each and every extension hereof after notice to and in the company of Lessee, enter the Demised Premises at reasonable times to show the same to prospective buyers or tenants.

    During the last Six (6) months of the term of this Lease or after the occurrence of any default on the part of the Lessee hereunder, after notice to and in the company of Lessee, the Lessor hereby reserves the right to enter the Demised Premises (and prior to the curing of such default) and to place, on the outer walls or roof of any building(s) located thereon and upon any part of the Demised Premises, outside such building(s), "For Sale" and/or "For Rent" signs of a type similar to those used in the area. Lessee agrees not to remove, interfere with, or obstruct the view of any such sign(s).

    SEC.  1307.     TIME OF ESSENCE.  Time is of the essence
of this Lease and in all of the conditions, obligations, agreements, provisions, terms and covenants hereof.

       SEC.    1308.        RESOLUTION.     Lessee    shall,
contemporaneously with the execution and,delivery of this Lease, also deliver to Lessor a copy of a Resolution of the Board of Directors of Lessee, or other evidence satisfactory to Lessor, specifically authorizing those of Lessee's officers whose names are subscribed hereto to enter into this Lease Agreement with the Lessor named herein. Such Resolution shall make reference to this Lease of the Demised Premises, lease term and rental reserved, shall be duly certified to by the Secretary of said Board of Directors and shall be appended hereto as Schedule 2. Lessor shall, contemporaneously with the execution and delivery of this Lease, also deliver to Lessee evidence of Lessor's general partner's authority to bind Lessor of the officer of Lessor's general partner who executes this Lease Agreement.

    SEC. 1309. UNENFORCEABILITY. In the event any covenant, term, provision, obligation, agreement or condition of this Lease is held to be unenforceable at law it is mutually agreed and understood, by and between the parties hereto, that the other covenants, terms, provisions, obligations, agreements and conditions herein contained shall remain in full force and effect.

    SEC. 1310. WAIVER OF TRIAL BY JURY. The Lessee waives a trial by jury of any or all issues arising in any action, or proceeding between the parties hereto, or their successors arising out of, or in any way connected with this Lease, or any of its provisions the Lessee's use, or occupancy of the Demised Premises and/or any claim of injury or damage.

    SEC. 1311.     GOVERNING LAW.  This Lease and the rights
of the parties hereto shall be interpreted and determined in accordance with the laws of Arizona.

   SEC. 1312.     ENTIRE AGREEMENT.  This Lease contains the
Entire Agreement between the parties respecting the matters herein set forth and supersedes, all prior agreements between the parties hereto about such matters.

    SEC.  1313.      ADDITIONAL TERMS.   The  Lessor  hereby
covenants, represents and warrants as follows:

    (a)   The  Demised  Premises consists  of  approximately
38,311 square feet of land together with a building located thereon containing approximately 13,995 square feet.

    (b) Lessor has not received any notice of any violation of any zoning ordinances, building codes or other local, state and federal statutes, codes, ordinances, laws and regulations and has no knowledge of the existence of any such violation.

    (c) At Lessee's request, Lessor shall promptly execute and acknowledge and deliver to Lessee Memorandum of this Lease summarizing the material terms of this Lease.

    (d) Lessor's covenants, representations and warranties shall be true on and as of the date hereof, on and as of August 31, 1989.


    SEC.  1314.      EXHIBITS AND SCHEDULES.  The  following
Exhibits and Schedules are attached hereto and expressly made a part hereof, to wit:

   Exhibit A- Legal Description
   Schedule 1- Security Deposit
   Schedule 2- Lessee's Board Resolution
   Schedule 3- First and Second-Option to Extend Term

    IN WITNESS WHEREOF, said Lessor and Lessee have caused this instrument to be executed by their respective duly authorized officers, all as of the day and year first above written.

                  Cemanudi Associates, Lessor
                  By CMD Corporation, its General Partner

                  By /s/ President

ATTEST:

/s/Secretary


                  NELCO TECHNOLOGY, INC.


                  By: /s/Robert A. Forcier, President

ATTEST:

/s/Ron Fleming, Secretary







                          EASEMENT

R/W# 2381 AGT. PRL
COUNTY Maricopa
Parcel MCR 228-38


CMD SOUTHWEST INCORPORATED, an Arizona corporation, for an in consideration of the sum of One Dollar, and other valuable consideration, receipt of which is hereby acknowledged, do hereby grant to the Salt River Project Agricultural Improvement and Power District, a political subdivision of the State of Arizona, its successors and assigns, the non-exclusive right, easement and privilege to construct, operate and maintain underground electrical conduits, together with its manholes, transformer pads and vaults and other appurtenances through, over, under and across the following described property:

   The  East  162  feet of Lot 9 of BROADWAY  INDUSTRIAL
   PARK  UNIT 4-A, as recorded in Book 228 of Maps, page
   38, Maricopa County, Arizona.

             Said easement being 7.0 feet in width,
        3.5  feet  on  each side of  the  following
        described centerline:

             Commencing at the Southeast corner  of
        said  Lot  9; thence North 89 degrees  53',
        53" West (assumed bearing) along the South line thereof, a distance of 70.5 feet;
        thence North 16 degrees 13' 47" East a distance of 8.0 feet to the TRUE POINT OF
        BEGINNING of the easement herein described;
        thence  continue North 16 degrees  13'  47"
        East a distance of 103.7 feet; thence North
        03 degrees 41' 27" East a distance of 103.3 feet; thence South 88 degrees 37' 07" West a distance of 13.0 feet to a terminus:

Caution: The above described easement contains high voltage electrical equipment and notice is hereby given that the location of underground electrical conduits may vary from the locations indicated in the above description, therefore all persons who may excavate in the area must accordingly proceed with caution.

   The GRANTEE shall at all times have the right of full and free ingress and egress to said easement for the purpose heretofore specified, and the right to permit other utility companies to use the right of way jointly with the Grantee for their utility purposes.

    In the event the right, privilege and easement herein granted shall be abandoned and permanently cease to be used for the purpose herein granted, all rights herein granted shall cease and revert to the grantors, their heirs or assigns.

    The covenants and agreements herein set forth shall extend and inure in favor and to the benefit of and shall be binding on the heirs, successors in ownership and estate, assigns and lessees of the respective parties hereto.

IN WITNESS WHEREOF, CMD SOUTHWEST INCORPORATED, an Arizona corporation has caused its corporate name to be signed and its corporate seal to be affixed by the undersigned officers thereunto duly authorized, this 24th day of August, 1981.


                       /s/ President
State of Arizona
County of Maricopa


                 CERTIFICATE OF RESOLUTION
                             OF
                   NELCO TECHNOLOGY, INC.


     The undersigned, Harry Linzer, Secretary of NELCO TECHNOLOGY, INC., an Arizona corporation (hereinafter referred to as the "Corporation"), hereby certifies that the following resolutions were duly and regularly passed and adopted in all respects as required by law and the Bylaws of the Corporation, and that such resolutions are still in full force and effect and have not been revoked:

   RESOLVED, that the Corporation should, and it  hereby
   does,  approve  that  certain Lease  by  and  between
   Cemanudi Associates, an Illinois limited partnership,
   as  Lessor,  and  the  Corporation,  as  Lessee,  for
   approximately  38,311 square feet of  land,  together
   with    a   building   located   thereon   containing
   approximately 13,995 square feet, commonly known as 1104 West Geneva Drive, Tempe, Arizona 85282; and

   FURTHER RESOLVED, that Robert A. Forcier, President of the Corporation, should be acting alone hereby is, authorized to execute said Lease on behalf of the Corporation.

IN WITNESS WHEREOF, the undersigned has signed his name as Secretary of the Corporation on this 1st day of September, 1989.



Harry Linzer
Secretary

















SCHEDULE 1

SECURITY DEPOSIT:

    Lessee has deposited the sum of Five Thousand Dollars ($5,000) with the Lessor as security for the full and faithful performance by the Lessee of the terms of this Lease. It is agreed that in the event Lessee defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of rent and additional rent, Lessor may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Lessee is in default or for any sum which Lessor may reasonably expend or may be reasonably required to expend by reason of Lessee's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency accrued before or after summary proceedings or other re-entry by Lessor.

    In the event that Lessee shall fully and faithfully comply with the terms, provisions, covenants and conditions of the Lease, the security shall be returned to Lessee promptly after the date fixed as the end of the Lease Term and after delivery of the entire possession of the Demised Premises to Lessor.

    In the event of a sale of the demised premises, Lessor then has the right to transfer the security to the purchaser, and upon the purchaser's assumption Lessor shall thereupon be released by Lessee from all liability for return of such security and Lessee agrees to look to the new Lessor solely for return of said security.




SCHEDULE 2

LESSEE'S BOARD RESOLUTION


   [To be inserted by Lessee]



SCHEDULE 3

FIRST OPTION TO EXTEND TERM

    Lessee, at its option, may extend the term of this Lease for an additional Five (5) years by delivering irrevocable written notice thereof upon the Lessor at lease Six (6) Months prior to the expiration of the then existing Lease Term, and upon delivery of said notice, the term of this Lease shall be extended for said additional period upon the same terms without further action of the parties; subject, however, to the further provisions of this schedule.

RENTAL DURING FIRST EXTENSION OF TERM:

    In the event the original term of this Lease is extended as hereinabove provided, the Annual Net Basic Rent during the first three (3) years of the extended term will be the greater of the following:

        (a)  The  Annual Net Basic Rent during the last  two
        (2) years of the original Lease term; or




        (b) An amount equal to the product of Sixty-three Thousand Eight Hundred Seventeen and 20/100 Dollars ($63,817.20) multiplied by a fraction which has as its denominator the United States All Item Consumer Price Index (1982-1984 = 100), All Urban Consumer Section, issued by the Bureau of Labor Statistics, U.S. Department of Labor (hereinafter the "CPI-U") published for the month immediately prior to the beginning of the original term of this Lease and, as its numerator said Index published for the month immediately prior to the commencement date of said extension;

    In the event the original term of this Lease is extended as herein provided, the Annual Net Basic Rent during the last two (2) years of the extended term will be the greater of the following:

        (c) The Annual Net Basic Rent during the first three (3) years of the extended term; or

        (d) An amount calculated by the following formula:

   (A)x(.50)x{(B/C)-1.00}+(A) = Annual Basic Rent during the
last  two                               (2) year of extended
term of Lease.

             where A =The amount described in preceding subparagraphs (a) or (b) whichever is greater;

             where B =The CPI-U published for the period immediately prior to the commencement date of the last two year period of the extended term.

             where C =The CPI-U published for the period immediately prior to the commencement date of the Five year extended term.

    All such Annual Net Basic Rent due to be paid during any and all extensions of the original Lease Term shall be paid in equal monthly installments, in advance, in the same manner as the rent paid during the original Term of this Lease.

    In the event that the Index hereinabove referred to ceases to incorporate a significant number of items contained therein in the Index last published prior to the commencement date of the original term of this Lease, or if a substantial change is made in the method of establishing such Index, then the Index shall be adjusted to the figure that would have resulted had no change occurred in the manner of computing such Index. In the event that such Index (or a successor or substitute Index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Index, shall be used in lieu of such Index.


SECOND OPTION TO EXTEND TERM:

   Provided Lessee has validly exercised the First Option to Extend Term hereinabove described, Lessee at its option, may extend the term of this Lease for a second, additional Five
(5) years by delivering irrevocable written notice thereof upon the Lessor at lease Six (6) months prior to the expiration of the first Five year extension of the Lease Term, and upon delivery of said notice, the term of this Lease shall be extended for said additional period upon the same terms without further action of the parties, subject, however to the further provisions of this Schedule.

   RENTAL DURING SECOND EXTENSION OF TERM:

    The Annual Net Basic Rent due to be paid to Lessor for said Demised Premises during the first Three (3) years of the second option to extend shall be the "Market Rental, as that term is hereinafter defined. The Market Rental will be equal to the product of 13,995 multiplied by the market rate of rent per square foot for comparable warehouse/office space for a comparable lease term on the commencement date of the option term (hereinafter referred to as "Market
Rate").   The  Market Rate will be determined as hereinafter
set forth without regard to (a) the rate of rent Lessee is then paying for the Demised Premises, and (b) the value of
Lessee's  improvements  and trade fixtures.   In  the  event
Lessee desires to consider exercising its second option to extend as set forth in this Schedule, Lessee shall submit to Lessor nine (9) months prior to the expiration of the then existing lease term, a written statement setting forth the Lessee's proposed Market Rate, which statement shall include the method used and assumptions made in arriving at such a
rate.   Lessor shall within twenty (20) days of  receipt  of
the statement accept or reject the same or submit a revised statement of Market Rate which statement shall include the method used and assumptions made in arriving at such a rate. If Lessor accepts Lessee's statement of Market Rate, Market Rate shall be determined as set forth therein and Lessee shall, in the event it exercises its option to extend, pay to Lessor during the first Three (3) years of the second option to extend, Annual Net Basic Rent equal to the product of Market Rate times 13,995 square feet. If Lessor elects to submit a revised statement, Lessee shall within ten (10) days of receipt thereof either accept or reject the same. If Lessee accepts Lessor's revised statement of Market Rate, Market Rate shall be determined as set forth therein and Lessee shall, in the event it exercises its option to extend, pay to Lessor Annual Net Basic Rent determined as set forth above in this paragraph. If, however, Lessor rejects Lessee's statement of Market Rate or Lessee rejects Lessor's revised statement of Market Rate, the rejecting party shall name and appoint an independent M.A.I. appraiser and give written notice thereof to the non-rejecting party within five (5) days of the date of such rejection. The non-rejecting party shall, within five (5) days of the receipt of said notice of rejection, name and appoint another appraiser and give the rejecting party written notice thereof. Thereafter, said appraisers shall select a third
appraiser.   If said appraisers are unable to agree  on  the
selection of a third appraiser within five (5) days, they shall jointly petition the Superior Court of the County of Maricopa, Arizona, for the appointment of a third appraiser. Thereupon, the said appraisers shall independently determine
the  market  rate  for leasing the Demised Premises.   Their
respective written reports of Market Rate shall be submitted to Lessor and Lessee not later than seven (7) months prior to the expiration of the then term or on such later date as Lessor and Lessee may mutually agree. Upon delivery of the aforesaid written reports of value, and Market Rate
shall   be  computed  as  follows:  (a)  average  the  three
appraisals and disregard the appraisal which deviates the greatest from the average; and (b) average the two remaining
appraisals.   The  average of the two  remaining  appraisals
shall constitute the Market Rate and shall be binding upon the Lessor and Lessee. In the event Lessee then exercises its option to extend, the exercise of which shall take place, if at all, at lease six (6) months prior to the expiration of the then existing lease term, Lessee shall pay to Lessor during the first three (3) years of the second option to extend Annual Net Basic Rent equal to the product of Market Rate times 13,995 square feet. The Lessor and Lessee shall each bear the fees, costs and expenses of the appraiser selected by it, and the fees, costs and expenses of the appraiser appointed by the parties' appraisers shall
be  shared  equally  by Lessor and Lessee.   Either  party's
failure to fully comply in a timely fashion with the provisions regarding determination of Market Rate shall be deemed an abandonment of this method of determining rental, and the Market Rate shall be determined solely by the non-defaulting party's appraiser. Thereafter, the Annual Net Basic Rent to be paid for the Demised Premises during the fourth and fifth years of the second option to extend shall be the greater of the following:

        (a)  The  Market Rental (as determined hereinabove);
        or

        (b) An amount calculated by the following formula:

   (A)x(.50)x{(B/C)-1.00}+(A) = Annual Basic Rent during the last two
                        (2) year of second extended term  of
Lease.


             where A =The Annual Net Basic Rent during the first three (3) years of the second extended term.

             where  B  =The CPI-U published for  the  period
             immediately prior to the commencement  date  of
             the   last  two  year  period  of  the   second
             extended term.

             where C =The CPI-U published for the period immediately prior to the commencement date of the second Five year extended term.

   In the event that the Price Index hereinabove referred to ceases to incorporate a significant number of items contained in the Index last published prior, or if a substantial change is made in the method of establishing such Index, then the Index shall be adjusted to the figure that would have resulted had no change occurred in the manner of computing such Index. In the event that such Index (or a successor or substitute Index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Index, shall be used in lieu of such Index.

    All such rental required herein shall be paid in then lawful money of the United States of America in equal monthly installments; one installment to be paid upon the first day of each and every calendar month during the term hereof to the Lessor at such place as may, from time to time, be designated by them; and in the absence of such designation, at the last known office of the Lessor in Tempe, Arizona.


RESTRICTIONS ON OPTION:

   Lessee may not exercise an Option if Lessee is in any way in default of any of the terms, conditions or covenants contained in this Lease beyond an applicable cure period, and the occurrence of any default by Lessee from and after the date of notice of exercise of an Option and Lessee's subsequent failure to cure said default within the applicable period, shall result in the immediate termination forever of the Options, and all rights of Lessee as set forth in this Schedule without further action of the parties and all without prejudice to the other rights of Lessor.

    The Options are for the sole benefit of the above named Lessee and shall automatically terminate upon any assignment of this Lease, sublease of the Demised Premises, or other transfer of this Lease and/or the rights of Lessee, provided, however, that Lessee shall have the right to exercise only the next available option to extend the term an additional five (5) years in the event Lessee assigns or subleases this Lease, pursuant to the provisions of SEC. 1201, subject however, to the following terms and conditions:

        1) This right to exercise one (1) option to extend the term in the event of an assignment or sublease is a one time right, and shall not be applicable in the event of any subsequent assignments or subleases;

        2) Notwithstanding the provisions of Article 3 with regard to determining the Annual Net Basic Rent, the Annual Net Basic Rent during the extended term if this option is exercised following an assignment or sublease, shall be the "Market Rental", and shall be determined substantially in accordance with the procedures set forth in this
        Schedule 3 for determining Market Rental.

        3) Notwithstanding the provisions of SEC.1202, as a condition precedent to the approval of any sublease, assignment of any other type of transfer by the Lessee to any third party of all or a portion of its interest in and to the Demised Premises pursuant to the provisions of this Lease, Lessee agrees that it will pay to the Lessor, contemporaneously with the rental payments due during the five (5) year option period, any amounts Lessee may receive in excess of the Market Rental as determined aforesaid, and in the event less than all of the Demised Premises are so subleased, assigned or transferred in any way, the Lessee shall pay to the Lessor any increase in the square foot rate of rent paid to Lessee during this option period by any third party.




[Exhibis-02-10.08]bd